Exhibit 99.1

Qualigen Therapeutics, Inc. Announces Closing of $3.47 Million Public Offering

CARLSBAD, Calif., September 6, 2024 (GLOBE NEWSWIRE) — Qualigen Therapeutics, Inc. (NASDAQ: QLGN) (the “Company”) today announced the closing of its previously announced public offering of 14,724,058 shares of common stock, par value $0.001 per share (each a “Share,” and collectively, the “Shares”) at public offering price of $0.13 per Share and pre-funded warrants to purchase up to 11,972,754 Shares at a price of $0.129 per share with an exercise price of $0.001 per share (the “Pre-Funded Warrants”). The Pre-Funded Warrants are exercisable upon issuance and will remain exercisable until all the Pre-Funded Warrants are exercised in full.

Univest Securities, LLC acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $3.47 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the sale of the securities offered by us pursuant to this prospectus for our operations and for other general corporate purposes, which may include, but are not limited to: i) payment on an accelerated basis of the $2,000,000 Senior Note issued in July 2024 (“July Senior Note”); ii) advancement of our clinical trial and preclinical studies; iii) general working capital; iv) possible expansion of our relationship with Marizyme, Inc. under the Co-Development Agreement, and v) possible future acquisitions.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-272623) originally filed with the Securities and Exchange Commission (“SEC”) on June 13, 2023, as amended, and became effective on September 4, 2024. The offering was made only by means of a prospectus, which forms a part of the effective registration statement. Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting Univest Securities, LLC at 75 Rockefeller Plaza, Suite 18C, New York, NY 10019, by phone at (212)-343-8888 or e-mail at info@univest.us.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Qualigen Therapeutics, Inc.

For more information about Qualigen Therapeutics, Inc., please visit www.qlgntx.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. The Company’s forward-looking statements are based on current beliefs and expectations of its management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding the timing of the offering. Any or all of the forward-looking statements may turn out to be wrong or be affected by assumptions the Company makes that later turn out to be incorrect, or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the Company’s ability to regain compliance with Nasdaq’s continued listing requirements, including the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement or its alternatives prior to October 31, 2024, the Company’s ability to file its Form 10-Q for the period ended September 30, 2024, or otherwise in the future, or otherwise maintain compliance with any other listing requirement of The Nasdaq Capital Market, the potential de-listing of the Company’s shares from The Nasdaq Capital Market due to its failure to comply with the Minimum Bid Price Requirement or the Minimum Stockholders’ Equity Requirement or its alternatives, and the Company’s ability to file its Form 10-Q for the period ended September 30, 2024, or otherwise in the future, and the other risks set forth in the Company’s filings with the Securities and Exchange Commission, including in its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by the Company’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this news release. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this news release, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Investor Relations

ir@qlgntx.com.

Source: Qualigen Therapeutics, Inc.